UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 30, 2004

Kennametal Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

1-5318	25-0900168

(Commission File Number)	(IRS Employer Identification No.)

World Headquarters
1600 Technology Way
P.O. Box 231
Latrobe, Pennsylvania 15650-0231

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (724) 539-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01. Financial Statements and Exhibits

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Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 30, 2004, F. Nicholas Grasberger III, Vice President and Chief Financial Officer of Kennametal Inc. (the “Company”), notified the Company of his intention to resign from the Company effective as of December 31, 2004. Mr. Grasberger is leaving the Company to join Armstrong Holdings, Inc., parent company of Armstrong World Industries, Inc., as senior vice president and chief financial officer. Until a new Chief Financial Officer is selected, Timothy A. Hibbard, the Company’s Corporate Controller and Chief Accounting Officer, will oversee financial functions. Mr. Hibbard, 47, has been in his current role since 2002, and before that Director of Finance of the Company’s Advanced Materials Solutions Group from September 2000 to February 2002 and Vice President and Controller of the Company’s subsidiary, Greenfield Industries, Inc., from October 1998 to September 2000. Mr. Hibbard entered into an employment agreement with the Company on February 18, 2002, which is the same form of agreement entered into by all executive officers of the Company and the terms of which are incorporated herein by reference from the Company’s 2004 Proxy Statement under the section titled “Employment Agreements and Termination of Employment and Change-in-Control Arrangements.”

Item 9.01      Financial Statements and Exhibits

(c) Exhibits

99.1      Kennametal Inc. Press Release, dated December 6, 2004

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.
Date: December 6, 2004	By:	/s/ David W. Greenfield David W. Greenfield Vice President, Secretary and General Counsel

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